UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 11, 2017

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS

On September 11, 2017, the board of directors of CannaSys, Inc., appointed Benjamin Tyson to its board of directors, to serve until his successor is elected and qualified. Mr. Tyson is the founder and chief executive officer of the Beta Killers laboratory, an innovation and prototype center focusing on high-impact technology, from which we acquired the initial version of our Citizen Toke application. Through Beta Killers LLC, he has founded numerous tech start-ups, including Citizen Toke, Kushmoji, DenVR, Brash, and Kryptico. We believe Mr. Tyson’s addition will be instrumental in the continued development of valuable features for the Citizen Toke platform, the expansion of the underlying technology into new vertical markets, and the proper integration of the platform technology with complimentary technologies in the regulated cannabis industry.

ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

CannaSys, Inc., filed a Certificate of Amendment to Certificate of Designation after Issuance of Class of Series for its Series A Preferred Stock and a Certificate of Designation for its Series B Preferred Stock, both of which became effective September 18, 2017.

The Amendment to Certificate of Designation for its Series A Preferred Stock designates the rights, privileges, and preferences of 2,500,000 shares of Series A Preferred Stock. The Certificate of Designation for its Series B Preferred Stock designates the rights, privileges, and preferences of 2,000,000 shares of Series B Preferred Stock. The Series A Preferred Stock and Series B Preferred Stock rank equal to the common stock respecting the payment of dividends and distribution of assets upon liquidation, dissolution, or winding up.

Series A Preferred Stock

The Series A Preferred Stock may not be redeemed.

At any time after six months from the time CannaSys files an amendment to its articles of incorporation with the Nevada Secretary of State effecting an increase in authorized shares of its common stock (the “Recapitalization”) and before the second anniversary of the Recapitalization, shares of Series A Preferred Stock may be converted at the holder’s election into shares of common stock, at the conversion rate of four shares of fully paid and nonassessable common stock for one share of Series A Preferred Stock. All shares of Series A Preferred Stock outstanding as of the second anniversary of the Recapitalization will immediately and automatically convert into shares of common stock without any notice or action required on the part of CannaSys or the holder. At the consummation of the mandatory conversion, the holders of Series A Preferred Stock will be entitled to receive four shares of common stock for one share of Series A Preferred Stock.

The Series A Preferred Stock will be voted with the common stock as a single class and will not be entitled to vote as a separate class, except to the extent that the consent of the holders of the Series A Preferred Stock, voting as a class, is specifically required by the provisions of the corporation laws of the state of Nevada, as now existing or as hereafter amended. Each holder of Series A Preferred Stock will be entitled to 100 votes for each share of such stock held on all matters submitted to a vote of the stockholders of CannaSys. Whenever holders of Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting in a written consent setting forth the action so taken and signed by the holders of the outstanding shares of Series A Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. Each share of the Series A Preferred Stock will entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series A Preferred Stock.

See the Amendment to Certificate of Designation after Issuance of Class or Series for the Series A Preferred Stock for additional information relating to the payment of dividends, adjustments to conversion rate, and other matters.

Series B Preferred Stock

The Series B Preferred Stock may not be redeemed.

At any time after six months from the Recapitalization and before the second anniversary of the Recapitalization, shares of Series B Preferred Stock may be converted at the holder’s election into shares of common stock, at the conversion rate of one share of fully paid and nonassessable common stock for one share of Series B Preferred Stock. All shares of Series B Preferred Stock outstanding as of the second anniversary of the Recapitalization will immediately and automatically convert into shares of common stock without any notice or action required on the part of CannaSys or the holder. At the consummation of the mandatory conversion, the holders of Series B Preferred Stock will be entitled to receive one share of common stock for one share of Series B Preferred Stock.

The Series B Preferred Stock will be voted with the common stock as a single class and will not be entitled to vote as a separate class, except to the extent that the consent of the holders of the Series B Preferred Stock, voting as a class, is specifically required by the provisions of the corporation laws of the state of Nevada, as now existing or as hereafter amended. Each holder of Series B Preferred Stock will be entitled to 1,000 votes for each share of such stock held on all matters submitted to a vote of the stockholders of CannaSys. Whenever holders of Series B Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting in a written consent setting forth the action so taken and signed by the holders of the outstanding shares of Series B Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. Each share of the Series B Preferred Stock will entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series B Preferred Stock.

See the Certificate of Designation for the Series B Preferred Stock for additional information relating to the payment of dividends, adjustments to conversion rate, and other matters.

ITEM 7.01—REGULATION FD DISCLOSURE

On September 19, 2017, CannaSys, Inc., issued a press release, a copy of which is attached as Exhibit 99.01.

Explanatory Note

The information in Exhibit 99.01 is being furnished pursuant to Item 7.01 and Item 9.01 of Form 8-K and General Instruction B.2 thereunder. Such information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 3	Articles of Incorporation and Bylaws
3.06	Amendment to Certificate of Designation after Issuance of Class of Series	Attached

3.07	Certificate of Designation	Attached

Item 99	Miscellaneous
99.01	Press Release	Attached

_______________________________________

*All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: September 19, 2017	By:	/s/ Patrick G. Burke
Patrick G. Burke, Chief Executive Officer